Exhibit 99.1

Navistar International Corporation P : 331-332-5000 W : navistar.com 2701 Navistar Dr. Lisle, IL 60532 USA

Media Contact:	Steve Schrier, 331-332-2264
Investor Contact:	Heather Kos, 331-332-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR REPORTS FIRST QUARTER RESULTS

•	Reports first quarter net loss of $123 million compared to $153 million loss in 2012

•	First quarter cash balance greater than forecast

•	Pilot production of ProStar+ with 13-liter SCR engine begins

LISLE, Ill. (March 7, 2013) – Navistar International Corporation (NYSE: NAV) today announced a first quarter 2013 net loss of $123 million, or $1.53 per diluted share, compared to a first quarter 2012 net loss of $153 million, or $2.19 per diluted share. Excluding discontinued operations, Navistar recorded a first quarter 2013 loss from continuing operations of $114 million, or $1.42 per diluted share, compared to a first quarter 2012 loss from continuing operations of $144 million, or $2.06 per diluted share.

The company reported year-over-year EBITDA increased $163 million mainly due to $109 million in lower warranty adjustments and $70 million in reduced SG&A expenses, partially offset by lower volumes. Manufacturing revenues in the quarter were $2.6 billion, down 12 percent from the first quarter of 2012. The decline was reflective of lower overall industry demand and lower market share resulting from the company’s clean engine strategy transition.

“We are beginning to see concrete progress on each of our near-term priorities – improving our quality, launching our new SCR engine programs on schedule and delivering on our 2013 operating plan, which will put us on a path to profitability. Although we reported a first quarter loss, we believe we made solid progress in the first quarter toward these goals,” said Lewis B. Campbell, Navistar chairman and chief executive officer. “That progress includes submitting our 13-liter SCR engine for certification ahead of schedule, kicking off of pilot production for ProStar+ vehicles with the 13-liter SCR engine earlier this week, strengthening our quality performance and effectively managing things that we can control. These include aggressively managing inventories and significantly reducing discretionary spending enterprise-wide.”

The company finished the first quarter 2013 with $1.19 billion in manufacturing cash and marketable securities, exceeding its cash guidance range of $950 million to $1.05 billion. Contributing factors included improvements in net working capital, delayed capital expenditures and better than expected structural costs.

“In order to move forward on our path to profitability, we recognize the need to do even more given current industry volumes and our short-term market share outlook in North America,” said Campbell. “We believe our market share will begin to improve in the second half of 2013 with the full launch of our clean engine lineup. And while we are already on track to exceed our goal of reducing structural costs by $175 million this year, we recently launched a benchmarking initiative that has already identified additional cost savings to further lower our breakeven point in 2013.”

The company also continues to make progress on its return on invested capital (ROIC) initiatives. Already in the second quarter, Navistar completed the sale of its equity interests in its India truck and engine joint ventures; completed the sale of its Workhorse Custom Chassis brand; and subleased a portion of its Cherokee, Alabama manufacturing facility to a railcar manufacturing company.

Navistar’s manufacturing cash guidance for the end of the second quarter 2013 ranges from $1.0 billion to $1.1 billion.

Summary Financial Results:

	First Quarter
(in millions, except per share data)	2013	2012
Sales and revenues, net	$2,637	$3,009
Segment Results:
Truck	$(58)	$(27)
Engine	(27)	(120)
Parts	86	50
Financial Services	22	27
Loss from continuing operations before income taxes	$(84)	$(207)
Loss from continuing operations, net of tax*	(114)	(144)
Net loss*	(123)	(153)
Diluted loss per share from continuing operations*	$(1.42)	$(2.06)
Diluted loss per share*	(1.53)	(2.19)

*	Attributable to Navistar International Corporation (“NIC”)

SEGMENT REPORTING

Truck — For the first quarter 2013, the truck segment recorded a loss of $58 million, compared with a year-ago first quarter loss of $27 million. The segment’s loss was mainly driven by a decline in traditional truck volumes and $12 million of accelerated depreciation related to the planned closure of the Garland, Texas, facility. The segment loss was minimized by $40 million in lower SG&A expenses from 2012 cost-reduction initiatives.

Engine — For the first quarter 2013, the engine segment recorded a loss of $27 million, compared with a year-ago first quarter loss of $120 million. The segment improvement is predominantly due to $83 million in lower charges for pre-existing warranties; $10 million in lower engineering and product development spend primarily in South America; and $9 million in lower SG&A expenses from 2012 cost-reduction initiatives. This was reduced by lower net sales, $10 million in charges for non-conformance penalties on certain 13-liter engines and $10 million of accelerated depreciation related to the discontinuation of the MaxxForce 15-liter engine.

Parts — For the first quarter 2013, the parts segment recorded profit of $86 million, compared with a year-ago first quarter profit of $50 million. The profit increase was primarily driven by volume and pricing strategies and $12 million in lower SG&A expenses that reflect the impact of 2012 cost-reduction initiatives.

Financial Services – For the first quarter 2013, Financial Services profit decreased by $5 million to $22 million due to lower net interest margin, reflecting the decline in average finance receivables balances. This decrease is consistent with the transition of retail loans to GE Capital.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2012. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended January 31,
(in millions, except per share data)	2013	2012
Sales and revenues
Sales of manufactured products, net	$2,598	$2,965
Finance revenues	39	44

Sales and revenues, net	2,637	3,009

Costs and expenses
Costs of products sold	2,286	2,650
Restructuring charges	2	—
Selling, general and administrative expenses	285	355
Engineering and product development costs	111	135
Interest expense	74	61
Other expense (income), net	(38)	8

Total costs and expenses	2,720	3,209
Equity in loss of non-consolidated affiliates	(1)	(7)

Loss from continuing operations before income taxes	(84)	(207)
Income tax benefit (expense)	(15)	76

Loss from continuing operations	(99)	(131)
Loss from discontinued operations, net of tax	(9)	(9)

Net loss	(108)	(140)
Less: Net income attributable to non-controlling interests	15	13

Net loss attributable to Navistar International Corporation	$(123)	$(153)

Amounts attributable to Navistar International Corporation common shareholders:
Loss from continuing operations, net of tax	$(114)	$(144)
Loss from discontinued operations, net of tax	(9)	(9)

Net loss	$(123)	$(153)

Loss per share:
Basic:
Continuing operations	$(1.42)	$(2.06)
Discontinued operations	(0.11)	(0.13)

	$(1.53)	$(2.19)

Diluted:
Continuing operations	$(1.42)	$(2.06)
Discontinued operations	(0.11)	(0.13)

	$(1.53)	$(2.19)

Weighted average shares outstanding:
Basic	80.2	69.9
Diluted	80.2	69.9

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

(in millions, except per share data)	January 31, 2013	October 31, 2012
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$497	$1,087
Marketable securities	771	466
Trade and other receivables, net	749	749
Finance receivables, net	1,544	1,663
Inventories	1,520	1,537
Deferred taxes, net	74	74
Other current assets	261	261

Total current assets	5,416	5,837
Restricted cash	102	161
Trade and other receivables, net	92	94
Finance receivables, net	450	486
Investments in non-consolidated affiliates	59	62
Property and equipment (net of accumulated depreciation and amortization of $2,295 and $2,228, respectively)	1,643	1,660
Goodwill	282	280
Intangible assets (net of accumulated amortization of $83 and $78, respectively)	167	171
Deferred taxes, net	190	189
Other noncurrent assets	130	162

Total assets	$8,531	$9,102

LIABILITIES and STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$936	$1,205
Accounts payable	1,547	1,686
Other current liabilities	1,416	1,462

Total current liabilities	3,899	4,353
Long-term debt	3,526	3,566
Postretirement benefits liabilities	3,373	3,405
Deferred taxes, net	39	42
Other noncurrent liabilities	1,003	996

Total liabilities	11,840	12,362
Redeemable equity securities	4	5
Stockholders’ deficit
Series D convertible junior preference stock	3	3
Common stock (86.8 and 86.0 shares issued, respectively; and $0.10 par value per share and 220.0 shares authorized, at both dates)	9	9
Additional paid in capital	2,453	2,440
Accumulated deficit	(3,288)	(3,165)
Accumulated other comprehensive loss	(2,269)	(2,325)
Common stock held in treasury, at cost (6.7 and 6.8 shares, respectively)	(267)	(272)

Total stockholders’ deficit attributable to Navistar International Corporation	(3,359)	(3,310)
Stockholders’ equity attributable to non-controlling interests	46	45

Total stockholders’ deficit	(3,313)	(3,265)

Total liabilities and stockholders’ deficit	$8,531	$9,102

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended January 31,
(in millions)	2013	2012
Cash flows from operating activities
Net loss	$(108)	$(140)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	89	68
Depreciation of equipment leased to others	11	10
Deferred taxes, including change in valuation allowance	(9)	(52)
Amortization of debt issuance costs and discount	16	9
Stock-based compensation	5	12
Provision for doubtful accounts, net of recoveries	1	—
Equity in loss of non-consolidated affiliates, net of dividends	3	7
Write-off of debt issuance cost and discount	—	8
Other non-cash operating activities	—	1
Changes in other assets and liabilities, exclusive of the effects of businesses acquired and disposed	58	196

Net cash provided by operating activities	66	119

Cash flows from investing activities
Purchases of marketable securities	(482)	(459)
Sales or maturities of marketable securities	177	738
Net change in restricted cash and cash equivalents	59	172
Capital expenditures	(72)	(103)
Purchase of equipment leased to others	(32)	(25)
Proceeds from sales of property and equipment	3	2
Investments in non-consolidated affiliates	—	(9)
Business acquisitions, net of cash received	—	(3)
Acquisition of intangibles	—	(12)

Net cash provided by (used in) investing activities	(347)	301

Cash flows from financing activities
Proceeds from issuance of securitized debt	—	232
Principal payments on securitized debt	(190)	(522)
Proceeds from issuance of non-securitized debt	25	479
Principal payments on non-securitized debt	(60)	(480)
Net decrease in notes and debt outstanding under revolving credit facilities	(32)	(62)
Principal payments under financing arrangements and capital lease obligations	(47)	(16)
Debt issuance costs	(1)	(15)
Issuance of common stock	14	—
Purchase of treasury stock	—	(70)
Proceeds from exercise of stock options	1	1
Dividends paid by subsidiaries to non-controlling interest	(13)	(22)
Other financing activities	—	(3)

Net cash used in financing activities	(303)	(478)

Effect of exchange rate changes on cash and cash equivalents	(6)	7

Decrease in cash and cash equivalents	(590)	(51)
Cash and cash equivalents at beginning of the period	1,087	539

Cash and cash equivalents at end of the period	$497	$488

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as net income (loss) from continuing operations attributable to Navistar International Corporation excluding income tax benefit (expense). Operating results for interim reporting periods are not necessarily indicative of annual operating results and exclude amounts from discontinued operations. Selected financial information is as follows:

(in millions)	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended January 31, 2013
External sales and revenues, net	$1,656	$412	$530	$39	$—	$2,637
Intersegment sales and revenues	22	328	22	20	(392)	—

Total sales and revenues, net	$1,678	$740	$552	$59	$(392)	$2,637

Income (loss) from continuing operations attributable to NIC, net of tax	$(58)	$(27)	$86	$22	$(137)	$(114)
Income tax expense	—	—	—	—	(15)	(15)

Segment profit (loss)	$(58)	$(27)	$86	$22	$(122)	$(99)

Depreciation and amortization(B)	$42	$39	$3	$9	$7	$100
Interest expense	—	—	—	18	56	74
Equity in income (loss) of non-consolidated affiliates	—	(2)	1	—	—	(1)
Capital expenditures(B)(C)	15	53	1	—	3	72

(in millions)	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended January 31, 2012
External sales and revenues, net	$2,111	$420	$434	$44	$—	$3,009
Intersegment sales and revenues	11	439	35	24	(509)	—

Total sales and revenues, net	$2,122	$859	$469	$68	$(509)	$3,009

Income (loss) from continuing operations attributable to NIC, net of tax	$(27)	$(120)	$50	$27	$(74)	$(144)
Income tax benefit	—	—	—	—	76	76

Segment profit (loss)	$(27)	$(120)	$50	$27	$(150)	$(220)

Depreciation and amortization(B)	$34	$29	$2	$8	$5	$78
Interest expense	—	—	—	25	36	61
Equity in income (loss) of non-consolidated affiliates	(9)	1	1	—	—	(7)
Capital expenditures(B)(C)	16	40	7	1	39	103

(in millions)	Truck(B)	Engine	Parts	Financial Services	Corporate and Eliminations	Total
Segment assets, as of:
January 31, 2013	$1,979	$1,767	$715	$2,406	$1,664	$8,531
October 31, 2012	2,118	1,777	707	2,563	1,937	$9,102

(A)	Total sales and revenues in the Financial Services segment include interest revenues of $58 million and $67 million for the three months ended January 31, 2013 and 2012, respectively.
(B)	Includes amounts related to discontinued operations.
(C)	Exclusive of purchases of equipment leased to others.

SEC Regulation G Non-GAAP Reconciliation

The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

We define Earnings (loss) before interest, taxes, depreciation, and amortization (“EBITDA”) as our consolidated net income (loss) from continuing operations attributable to Navistar International Corporation, net of tax, plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results.

Manufacturing cash, cash equivalents, and marketable securities represents the Company’s consolidated cash, cash equivalents, and marketable securities excluding cash, cash equivalents, and marketable securities of our financial services operations. We include marketable securities with our cash and cash equivalents when assessing our liquidity position as our investments are highly liquid in nature.

EBITDA reconciliation:

	Three Months Ended January 31,
(in millions)	2013	2012
Loss from continuing operations attributable to NIC, net of tax	$(114)	$(144)
Plus:
Depreciation and amortization expense	100	78
Manufacturing interest expense(A)	56	36
Less:
Income tax benefit (expense)	(15)	76

EBITDA	$57	$(106)

(A)	Manufacturing interest expense is the net interest expense primarily generated from borrowings that support our manufacturing and corporate operations, adjusted to eliminate intercompany interest expense with our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense.

	Three Months Ended January 31,
(in millions)	2013	2012
Interest expense	$74	$61
Less:
Financial services interest expense	(18)	(25)

Manufacturing interest expense	$56	$36

Manufacturing segment cash and cash equivalents and marketable securities reconciliation:

	As of January 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$438	$59	$497
Marketable securities	751	20	771

Total Cash and cash equivalents and Marketable securities	$1,189	$79	$1,268